UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Crinetics Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

10222 Barnes Canyon Road, Bldg. #2

San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

The annual meeting of stockholders of Crinetics Pharmaceuticals, Inc. will be held at our offices located at 10222 Barnes Canyon Road, Bldg. 2, San Diego, CA 92121 on June 21, 2019 at 8:00 a.m., local time, for the following purposes:

1.	To elect two directors to serve as Class I directors for a three-year term to expire at the 2022 annual meeting of stockholders;
2.	To consider and vote upon the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and
3.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on April 24, 2019 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.

Your vote is important. Whether or not you expect to attend our annual meeting, please vote as soon as possible. If you received the Notice of Internet Availability, a proxy card was not sent to you and you may vote only via the Internet unless you attend the annual meeting or request that a proxy card and proxy materials be mailed to you. If you have requested that a proxy card and proxy materials be mailed to you, and you have received those materials, then you may vote via the Internet, by telephone or by mailing a completed proxy card. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability.

All stockholders are cordially invited to attend the meeting. We appreciate your continued support of the Company.

By Order of the Board of Directors,

/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D.
President, Chief Executive Officer and Director

San Diego, California

April 29, 2019

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

i

ii

10222 Barnes Canyon Road, Bldg. #2

San Diego, CA 92121

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, JUNE 21, 2019

The board of directors of Crinetics Pharmaceuticals, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held at our offices located at 10222 Barnes Canyon Road, Bldg. 2, San Diego, CA 92121, on June 21, 2019 at 8:00 a.m., local time. If you need directions to the location of the annual meeting, please contact us at (858) 450-6464.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 21, 2019:

1.	This proxy statement and our Annual Report on Form 10-K are available electronically at http://www.proxydocs.com/CRNX.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

We have prepared these proxy materials, including this proxy statement and the related proxy card, because our board of directors is soliciting your proxy to vote at the 2019 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply submit your proxy via the Internet in accordance with the instructions provided on the Notice of Internet Availability of Proxy Materials or if you elected to receive printed copies of the proxy materials, you may submit your proxy via telephone by completing, signing and returning the enclosed proxy card.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules of the Securities and Exchange Commission, or SEC, we use the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders with instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, and for voting over the Internet.

Stockholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. We encourage our stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to us associated with the printing and mailing of materials.

We intend to mail the Notice of Internet Availability of Proxy Materials on or before May 10, 2019 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on the record date for the 2019 annual meeting, April 24, 2019, are entitled to vote at the annual meeting. At the close of business on this record date, there were 24,227,456 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we encourage you to vote by proxy via the Internet, by telephone or by mail, as instructed below to ensure your vote is counted.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are two proposals scheduled for a vote:

Proposal 1: To elect two directors to serve as Class I directors for a three-year term.

Proposal 2: To consider and vote upon the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2019.

How many votes do I have?

Each share of our common stock that you own as of April 24, 2019 entitles you to one vote.

How do I vote?

With respect to the election of directors, you may either vote “For” all of the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. With respect to the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm, you may vote “For,” “Against” or “Abstain” from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

•

Via the Internet: You may vote at www.proxypush.com/CRNX, 24 hours a day, seven days a week, by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Votes submitted via the Internet must be received by 7:59 a.m., Pacific Time, on June 21, 2019.

•

By Telephone: If you request printed copies of the proxy materials by mail, you may vote using a touch-tone telephone by calling (866) 229-5833, 24 hours a day, seven days a week. Have your proxy card available when you call and use the Control Number shown on your proxy card. Votes submitted by telephone must be received by 7:59 a.m., Pacific Time, on June 21, 2019.

•

By Mail: If you request printed copies of the proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.

•

In Person: You may still attend the meeting and vote in person even if you have already voted by proxy. To vote in person, come to the annual meeting and we will give you a ballot at the annual meeting.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than directly from us. Please check with your bank, broker, or other agent and follow the voting instructions they provide to vote your shares. Generally, you have three options for returning your proxy.

•

By Method Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your bank, broker or other agent to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by your broker, bank or other agent. A large number of banks and brokerage firms offer Internet and telephone voting.  If your bank, broker or other agent does not offer Internet or telephone voting information, please follow the other voting instructions they provide to vote your shares.

•	By Mail: You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other agent.
•

In Person: To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request the proxy form authorizing you to vote the shares. You will need to bring with you to the annual meeting the legal proxy form from your broker, bank or other agent authorizing you to vote the shares as well as proof of identity.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date,
•	you may authorize a proxy again on a later date on the Internet (only the latest Internet proxy submitted prior to the annual meeting will be counted), or
•

you may notify our corporate secretary, Marc Wilson, in writing before the annual meeting that you have revoked your proxy, after which you are entitled to submit a new proxy or vote in person at the meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of April 24, 2019, or approximately 12,113,729 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The two nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withhold” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of BDO USA, LLP must receive “For” votes from the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal. Only votes “For” or “Against” will affect the outcome.

Voting results will be tabulated and certified by the inspector of election appointed for the annual meeting.

How will my shares be voted if I do not specify how they should be voted?

If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the annual meeting in accordance with the Board’s recommendation on all matters presented for a vote at the annual meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with the Board’s recommendation.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the effect of withheld votes, abstentions and broker non-votes?

Shares of common stock held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are not an affirmative or negative vote on a proposal, so abstaining does not count as a vote cast and has no effect for purposes of determining whether our stockholders have ratified the appointment of BDO USA, LLP, our independent registered public accounting firm. The election of directors is determined by a plurality of votes cast, so a “Withhold” vote will not be counted in determining the outcome of such proposal.

Shares represented by proxies that reflect a broker non-vote will be counted as present for purposes of determining the presence of a quorum exists. As discussed above, a broker non-vote occurs when an organization holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, which is considered a non-routine matter, broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of BDO USA, LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	“For” each of the nominees for election as director; and
•	“For” the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

If you vote via the Internet, by telephone, or sign and return the proxy card by mail but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we know of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will not pay our directors, officers and other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2018 that we filed with the SEC on March 13, 2019, we will send you one without charge. Please write to:

Crinetics Pharmaceuticals, Inc.

10222 Barnes Canyon Road, Bldg. #2

San Diego, CA 92121

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the “Investors—Financial Information—SEC Filings” section of our website at www.crinetics.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until the third annual meeting following election and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.  On April 9, 2019, Mason Freeman, M.D. informed us that he does not intend to stand for reelection as a director at the annual meeting of stockholders.  As a result, our board of directors will now consist of two Class I directors, two Class II director and two Class III directors.  As our amended and restated certificate of incorporation provides that each class of directors shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire board of directors, the board of directors determined that Matthew K. Fust be moved to Class I.  Mr. Fust was formerly a Class III director with a term expiring at our 2021 annual meeting of stockholders.  Our board of directors determined that upon Dr. Freeman’s retirement, the size of the board of directors will automatically be reduced to six directors. As detailed in the section below, following Dr. Freeman’s retirement, the composition of our board of directors will be as follows: Class I consists of Matthew K. Fust and R. Scott Struthers, Ph.D.; Class II consists of Weston Nichols, Ph.D. and Jack B. Nielsen, M.Sc.; and Class III consists of Stephen Kaldor, Ph.D. and Wendell Wierenga, Ph.D.

At this meeting, two nominees for director are to be elected as Class I directors for a three-year term expiring at our 2022 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees, who were recommended for nomination by the nominating and corporate governance committee of our board of directors, are Matthew K. Fust and R. Scott Struthers, Ph.D. The Class II directors have one year remaining on their terms of office and the Class III directors have two years remaining on their terms of office.

If no contrary indication is made, proxies in the accompanying form are to be voted for Mr. Fust and Dr. Struthers, or in the event that Mr. Fust or Dr. Struthers is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.  Each of Mr. Fust and Dr. Struthers is currently a member of our board of directors.

All of our directors bring to the board of directors’ significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or private equity and venture capital firms. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the

2022 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Crinetics Pharmaceuticals, Inc.
R. Scott Struthers, Ph.D.	57	President, Chief Executive Officer and Director
Matthew K. Fust	54	Director

R. Scott Struthers, Ph.D. is our co-founder and has served on our board of directors since November 2008 and as our President and Chief Executive Officer since December 2008. Prior to Crinetics, he was senior director and head of endocrinology and metabolism at Neurocrine Biosciences, Inc., from 1998 to 2008. At Neurocrine, he initiated and led the company’s efforts to discover and develop orally active, nonpeptide GnRH antagonists, including elagolix. Prior to Neurocrine, from 1995 to 1998, he co-founded ScienceMedia Inc. to develop eLearning solutions for the life sciences and higher education markets and led contract research efforts at Biosym Technologies, from 1992 to 1995, to develop and apply computational tools for drug discovery. Dr. Struthers is also a co-founder of the San Diego Entrepreneurs Exchange, a nonprofit organization which he has served on the board of directors of since January 2009. He holds a Ph.D. in physiology and pharmacology from the University of California, San Diego based on the work he performed at the Salk Institute for Biological Studies. Dr. Struthers’ knowledge of our business, as well as his extensive development and clinical experience, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Matthew K. Fust has served on our board of directors since February 2018. He is currently a board member and advisor to life sciences companies. Mr. Fust retired as Executive Vice President and Chief Financial Officer of Onyx Pharmaceuticals, Inc., a biopharmaceutical company, where he served from January 2009 through its acquisition by Amgen Inc. in October 2013. From May 2003 to December 2008, Mr. Fust served as Chief Financial Officer at Jazz Pharmaceuticals, Inc., a specialty pharmaceutical company. From 2002 to 2003, Mr. Fust served as Chief Financial Officer at Perlegen Sciences, a genetics company. Previously, he was Senior Vice President and Chief Financial Officer at ALZA Corporation, a pharmaceutical company, where he was an executive from 1996 until 2002. Mr. Fust serves on the board of directors of the following publicly traded companies: Dermira, Inc., a biopharmaceutical company, Atara Biotherapeutics, Inc., a biopharmaceutical company, MacroGenics, Inc., a biopharmaceutical company, and Ultragenyx Pharmaceutical, Inc., a biopharmaceutical company. Mr. Fust served on the board of directors of Sunesis Pharmaceuticals, Inc. from May 2005 until May 2017. Mr. Fust received a B.A. from the University of Minnesota and an M.B.A. from the Stanford University Graduate School of Business. Mr. Fust’s experience as a chief financial officer in the life sciences industry, his leadership and management experience, and his service as a director of other biopharmaceutical companies, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2020 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Crinetics Pharmaceuticals, Inc.
Weston Nichols, Ph.D.	34	Director
Jack B. Nielsen, M.Sc.	55	Director

Weston Nichols, Ph.D. has served on our board of directors since February 2018. Since April 2016, Dr. Nichols has served as an analyst for Perceptive Advisors, a life sciences focused investment firm. From January 2015 to April 2016, Dr. Nichols was an analyst at Balyasny Asset Management, an investment management firm, and from May 2014 to December 2014, he was a biotechnology equity research associate at SunTrust Robinson Humphrey. Dr. Nichols holds a B.S. in biological engineering from Cornell University, and a Ph.D. in neuroscience from Caltech. Dr. Nichols’ experience as venture capitalist in the life science industry contributed to our board of directors’ conclusion that he should serve as a director of our company.

Jack B. Nielsen, M.Sc. has served on our board of directors since February 2018. Mr. Nielsen has served as a Managing Director at Vivo Capital LLC, a healthcare focused investment firm, since August 2017, and served as a consultant there from March 2017 to July 2017. From 2001 to February 2017, Mr. Nielsen worked within the Novo A/S (Novozymes) organization and its venture activities in several roles, most recently being employed as a Senior Partner based in Copenhagen, Denmark. From 2006 to 2012, Mr. Nielsen was employed as a Partner at Novo Ventures (US) Inc. in San Francisco, where he established the office which provides certain consultancy services to Novo A/S. Mr. Nielsen currently serves on the Board of Directors of Reata Pharmaceuticals, Inc. which is a publicly listed pharmaceutical company. He previously served on the board of directors of other public biotech companies: Merus, N.V., an immuno-oncology company, Apollo Endosurgery, a medical device company developing and marketing products for treatment of obesity, and Akebia Therapeutics, which develops treatments for certain anemias. He previously served as a member of the board of directors of a number of other private biopharmaceutical companies. Mr. Nielsen received a M.Sc. in Chemical Engineering from the Technical University of Denmark, and a Masters in Management of Technology from Center for Technology, Economics and Management, Technical University of Denmark. Mr. Nielsen’s experience as a venture capitalist and serving on various biotechnology company boards contributed to our board of directors’ conclusion that he should serve as a director of our company.

Term Expiring at the

2021 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Crinetics Pharmaceuticals, Inc.
Stephen Kaldor, Ph.D.	57	Director
Wendell Wierenga, Ph.D.	71	Chairman of the Board of Directors

Stephen Kaldor, Ph.D. has served on our board of directors since October 2015. Dr. Kaldor has over 25 years of experience in the biotech and pharmaceutical industries. He currently serves as a director and Chief Executive Officer of Fount Therapeutics, LLC, a biotechnology company. Dr. Kaldor previously served as President and Chief Executive Officer at Quanticel Pharmaceuticals Inc., a privately-held cancer drug discovery company, from February 2011 until its acquisition by Celgene Corporation in October 2015. Dr. Kaldor was also a venture partner at Versant Ventures from January 2011 until October 2015. Prior to that, Dr. Kaldor served as President and Chief Executive Officer of Ambrx Inc., a biotechnology company from July 2007 to June 2010. He was the President and Chief Scientific Officer at Syrrx Inc., a privately-held biotechnology company, from March 2003 until its acquisition by Takeda San Diego, Inc., the U.S. Discovery Research Center for Takeda Pharmaceuticals, in March 2005, and he continued on as President and Chief Scientific Officer at Takeda until July 2007. Dr. Kaldor has served as a strategic advisor to FronThera US Pharmaceuticals LLC, a small molecule drug company, since March 2016. Previously, he served on the board of directors of Resolute Therapeutics, Inc., a biotechnology company, from October 2016 through 2017, and as a scientific advisory board member of Crown Bioscience, Inc., a translational technology company, from January 2009 until its acquisition by Japan Synthetic Rubber Corporation in 2018. Previously, Dr. Kaldor served as a director of Furiex Pharmaceuticals, Inc., a publicly-traded biotechnology company, from November 2010 until its acquisition by Forest Laboratories, Inc. in 2014 and as a director of Amira Pharmaceuticals, Inc., a privately-held pharmaceutical company, from March 2008 until its acquisition by Bristol-Myers Squibb Company in 2011. He started his career at Eli Lilly and Company in 1990 and is a chemist by training. He holds a B.A. in chemistry from Columbia University and a Ph.D. in organic chemistry from Harvard University. Dr. Kaldor’s extensive experience as an executive in the biopharmaceutical industry and his experience serving on numerous boards contributed to our board of directors’ conclusion that he should serve as a director of our company.

Wendell Wierenga, Ph.D. joined our board of directors as Chairman in October 2015. Dr. Wierenga brings to our board over four decades of experience in research, drug discovery and drug development, including clinical research, regulatory affairs, manufacturing, safety, and medical affairs. He has an extensive background serving as a public company executive and board member in the pharmaceutical and biotechnology industries. He most recently served as Executive Vice President, Research and Development, at Santarus, Inc., a specialty biopharmaceutical company, from June 2011 until its acquisition by Salix Pharmaceuticals, Inc. in 2014. Prior to Santarus, he was Executive Vice President of Research and Development at Ambit Biosciences Corporation from 2007 until 2011 and Neurocrine Biosciences, Inc. from 2003 until 2006. Additionally, Dr. Wierenga served as Chief Executive Officer of

Syrrx, Inc. (now part of Takeda Pharmaceutical Company), Senior Vice President of Worldwide Pharmaceutical Sciences, Technologies and Development at Parke-Davis/Warner Lambert Company LLC (now Pfizer, Inc.), and he spent 16 years at Upjohn Pharmaceuticals in research and drug discovery roles. Dr. Wierenga serves as a member of the board of directors of Patara Pharma LLC and Dermata Therapeutics, LLC, both private companies. He also serves on the board of the following publicly-traded companies: Apricus Biosciences, Inc., a urology and rheumatology company, Concert Pharmaceuticals, Inc., a biopharmaceutical company focused on deuterium chemistry, and Cytokinetics Inc., a biopharmaceutical company. He was previously on the board of directors of Onyx Pharmaceuticals, Inc. (acquired by Amgen), Anacor Pharmaceuticals Inc. (acquired by Pfizer) XenoPort, Inc. (acquired by Arbor Pharmaceuticals) and Ocera Therapeutics Inc. (acquired by Mallinckrodt). Additionally, Dr. Wierenga serves on multiple scientific advisory boards, including Concert Pharmaceuticals, Ferring Pharmaceuticals, and aTyr Pharma, Inc. He holds a Ph.D. in Chemistry from Stanford University and a B.A. in Chemistry from Hope College. Dr. Wierenga’s scientific background and ability to contribute to the Board’s understanding of technical matters relating to our business, as well as Dr. Wierenga’s broader business development and corporate experience on the boards of directors of several biopharmaceutical companies, contributed to our board’s conclusion that he should serve as a director of our company.

Board Independence

Our board of directors currently consists of seven members and following the annual meeting will consist of six members. Our board of directors has determined that all of our directors, other than Dr. Struthers, are independent directors in accordance with the listing requirements of the Nasdaq Global Select Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors is currently led by its chairman, Wendell Wierenga, Ph.D. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chairman of the board of directors in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the chairman of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the company.

Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board of Directors Meetings

Including telephonic meetings, our board of directors met four times during fiscal year 2018. In that year, each director attended at least 75% of the total number of meetings held during such director’s term of service by the board of directors and each committee of the board of directors on which such director served.

Board Committees and Independence

Our board of directors has established three standing committees—audit, compensation and nominating and corporate governance – each of which operates under a charter that has been approved by our board of directors.

Audit Committee

The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

•	appointing our independent registered public accounting firm;
•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;
•	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•

reviewing, overseeing and monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing on a periodic basis, or as appropriate, any investment policy and recommending to our board of directors any changes to such investment policy;
•	reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;
•	preparing the report that the SEC requires in our annual proxy statement;
•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and
•	reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

The members of our audit committee are Matthew K. Fust, Weston Nichols, Ph.D. and Jack B. Nielsen, M.Sc. Mr. Fust serves as the chairperson of the committee. The audit committee met four times during fiscal year 2018.  All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. Fust is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our board of directors has determined each of Mr. Fust, Dr. Nichols and Mr. Nielsen is independent under the applicable rules of the SEC and Nasdaq. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq, which the audit committee will review and evaluate at least annually.

Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.

Compensation Committee

The compensation committee approves policies relating to compensation and benefits of our officers and employees. The compensation committee approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The compensation committee also approves the issuance of stock options and other awards under our equity plan. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The members of our compensation committee are Stephen Kaldor, Ph.D., Matthew K. Fust and Wendell Wierenga, Ph.D. The compensation committee met five times during fiscal year 2018.  Dr. Kaldor serves as the chairperson of the committee. Our board of directors has determined that each of Dr. Kaldor, Mr. Fust and Dr. Wierenga is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The compensation committee operates under a written charter, which the compensation committee will review and evaluate at least annually.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for assisting our board of directors in discharging the board’s responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our board of directors and any committees thereof. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our board of directors concerning governance matters and oversight of the evaluation of our board of directors.

The members of our nominating and corporate governance committee are Wendell Wierenga, Ph.D., Mason Freeman, M.D. and Jack B. Nielsen, M.Sc. Dr. Wierenga serves as the chairman of the committee. The nominating and corporate governance committee met once during fiscal year 2018. Dr. Freeman will continue to serve as a member of the nominating and corporate governance committee through June 21, 2019, the date of the annual meeting of stockholders, at which point the nominating and corporate governance committee will consist of only two directors, Dr. Wierenga and Mr. Nielsen. Our board has determined that each of Dr. Wierenga, Dr. Freeman and Mr. Nielsen is independent under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter, which the nominating and corporate governance committee will review and evaluate at least annually.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited consolidated financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with BDO USA, LLP, which is responsible for expressing an opinion on the conformity of the company’s audited consolidated financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards and the matters listed in Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. In addition, the audit committee has discussed with BDO USA, LLP, its independence from management and the company, has received from BDO USA, LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with BDO USA, LLP to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the company’s financial reporting. BDO USA, LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with BDO USA, LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the company’s board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of BDO USA, LLP as the company’s independent registered public accounting firm for 2019.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors
Matthew K. Fust (chairman)
Weston Nichols, Ph.D.
Jack B. Nielsen, M.Sc.

Compensation Committee Interlocks and Insider Participation

Stephen Kaldor, Ph.D. (chairperson), Matthew K. Fust and Wendell Wierenga, Ph.D. served on our compensation committee during the 2018 fiscal year. None of the members of our compensation committee during the 2018 fiscal year has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Director Nomination Process

Director Qualifications

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	personal and professional integrity, ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
•	experience as a board member or executive officer of another publicly-held company;
•	strong finance experience;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other members of our board of directors;
•	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;
•	experience relevant to our business industry and with relevant social policy concerns; and
•	relevant academic expertise or other proficiency in an area of our business operations.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of our company and our stockholders. The nominating and corporate governance committee does, however, believe it appropriate for at least one, and preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors meet the definition of “independent director” under Nasdaq qualification standards. The nominating and corporate governance committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election or if the board of directors decides to expand the size of the board, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors.  Historically, the nominating and corporate governance committee has not relied on third-party search firms to identify director candidates. The nominating and corporate governance may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders, and we do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our board of directors, management or other parties are evaluated.

Under our amended and restated bylaws, a stockholder wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and include the candidate in our proxy statement for the 2020 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, Crinetics Pharmaceuticals, Inc., 10222 Barnes Canyon Road, Bldg. #2, San Diego, CA 92121. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Corporate Governance

Our company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are available, free of charge, on our website at www.crinetics.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Crinetics Pharmaceuticals, Inc., 10222 Barnes Canyon Road, Bldg. #2, San Diego, CA 92121.

Director Compensation

Prior to our initial public offering, we did not pay cash compensation to directors for their service on our board of directors, although we did occasionally compensate certain of our non-employee directors with equity awards.

In February 2018, we appointed Matthew K. Fust to our board of directors and in connection with his appointment, in March 2018, Mr. Fust was awarded a stock option to purchase 45,592 shares of our common stock in March 2018 with a grant date fair value of $55,181, as determined in accordance with ASC 718, Stock Compensation. One-third of Mr. Fust’s stock option will vest on the one-year anniversary of the vesting commencement date, February 17, 2018, with the remainder vesting in equal monthly installments over twenty-four months thereafter. Prior to his appointment, Mr. Fust served as a finance advisor to us and received a monthly cash retainer of $3,000 for his services and was awarded a bonus in September 2017 in the amount of $3,000 for an aggregate of $39,000 in cash compensation for fiscal 2017. Additionally, in connection with services he provided in 2017, Mr. Fust was awarded a stock option to purchase 6,079 shares of our common stock in November 2017 with a grant date fair value of $7,000, as determined in accordance with ASC 505-50, Equity—Equity-Based Payments to Non-Employees. Mr. Fust’s stock option will vest in equal monthly installments over four years from the vesting commencement date, December 1, 2017.

In connection with our initial public offering, we adopted our non-employee director compensation program. The material terms of the non-employee director compensation program policy are summarized below.

Under the non-employee director compensation program, our non-employee directors receive an annual retainer of $40,000, with an additional $30,000 annual retainer payable to the Chairman of the board of directors. Non- employee directors serving as the chairs of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $15,000, $10,000 and $7,500, respectively. Non-employee directors serving as members of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $7,500, $5,000 and $3,750, respectively. Each non-employee director who is initially elected or appointed to the board of directors will receive an initial grant of options to purchase 25,000 shares of our common stock, vesting over three years in three equal annual installments on each of the first three anniversaries of the grant date, subject to continuous service as a director through each vesting date. Each non-employee director who is serving on the board of directors as of the date of any annual meeting of our stockholders and has been serving as a non-employee director for at least 6 months as of the date of such meeting will be automatically granted an option to purchase 12,500 shares of common stock, vesting on the first to occur of the first anniversary of the date of grant or the next occurring annual meeting of our stockholders, subject to continuous service as a director through such vesting date.

Compensation under our non-employee director compensation policy is subject to the annual limits on non-employee director compensation set forth in our 2018 Incentive Award Plan, or the 2018 Plan. Specifically, the 2018 Plan provides that the sum of any cash compensation or other compensation and the grant date fair value (as determined in accordance with ASC 718, or any successor thereto) of any equity awards granted as compensation for services as a non-employee director during any fiscal year may not exceed $750,000, increased to $1,000,000, in the fiscal year of a non-employee director’s initial service as a non-employee director.  Our board of directors or its authorized committee may modify the non-employee director compensation program from time to time in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, subject to the annual limit on non-employee director compensation set forth in the 2018 Incentive Award Plan. As provided in the 2018 Plan, our board of directors or its authorized committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board of directors or its authorized committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

The following table summarizes cash and stock compensation received by our non‑employee directors during the year ended December 31, 2018. Dr. Struthers is not included in the following table as he served as an executive officer during 2018 and his compensation is included in the Summary Compensation Table in the “Executive Compensation and Other Information” section below.

	Fees Earned or Paid in Cash	Option Awards	Total
Name	($)	($)(1)	($)
Jack B. Nielsen, M.Sc.	23,397	—	23,397
Mason Freeman, M.D. (2)	19,973	—	19,973
Matthew K. Fust	27,391	55,180	82,571
Stephen Kaldor, Ph.D.	22,826	17,980	40,806
Weston Nichols, Ph.D.	21,685	—	21,685
Wendell Wierenga, Ph.D.	37,663	22,474	60,137

(1)

The amounts are valued based on the aggregate grant date fair value of the option award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 9 to our consolidated financial statements in our Annual Report on Form 10‑K for the year ended December 31, 2018 filed with the SEC on March 13, 2019, for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, a non‑employee director realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the non‑employee director’s continued service on our board.

(2)	Dr. Freeman is not standing for re-election to the board at the Annual Meeting.

The aggregate number of shares subject to stock options outstanding at December 31, 2018 for each non‑employee director was as follows:

Name	Number of Securities Underlying Options Outstanding at December 31, 2018
Jack B. Nielsen, M.Sc.	—
Mason Freeman, M.D.	54,711
Matthew K. Fust	51,292
Stephen Kaldor, Ph.D.	69,908
Weston Nichols, Ph.D.	—
Wendell Wierenga, Ph.D.	25,329

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, directors shall be elected by a plurality of votes cast, meaning that the two nominees receiving the highest number of shares voted “For” their election will be elected to our board of directors. Votes withheld from any nominee, abstention and broker non-votes will be counted only for purposes of determining a quorum and are not considered votes cast for the foregoing purpose. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF MATTHEW K. FUST AND R. SCOTT STRUTHERS, PH.D.  PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected BDO USA, LLP as the company’s independent registered public accounting firm for the year ending December 31, 2019 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. BDO USA, LLP has audited the company’s financial statements since 2016. Representatives of BDO USA, LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of BDO USA, LLP as the company’s independent registered public accounting firm is not required by Delaware law, the company’s amended and restated certificate of incorporation, or the company’s amended and restated bylaws. However, the audit committee is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2018 and 2017, by BDO USA, LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2018	2017
Audit Fees (1)	$732,652	$110,282
Audit-Related Fees (2)	10,000	—
Tax Fees (3)	12,705	—
All Other Fees	—	—
Total	$755,357	$110,282

(1)

Audit Fees consist of fees billed for professional services performed by BDO USA, LLP for the audit of our annual financial statements, the review of our registration statements on Form S-1, the quarterly review of our financial statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit Related fees consist of fees billed for professional services performed by BDO USA, LLP for the audit of our Schedule of Expenditures of Federal Awards.
(3)

Tax Fees consist of fees billed for professional services by BDO USA, LLP for tax compliance and related services that are normally provided in connection with statutory and regulatory filings or engagements.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of BDO USA, LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2018. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

 Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal will be required to ratify the selection of BDO USA, LLP, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of April 24, 2019, by:

•	each of our named executive officers;
•	each of our directors;
•	all directors and executive officers as a group; and
•	each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 24,227,456 shares of common stock outstanding on April 24, 2019. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 24, 2019 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Crinetics Pharmaceuticals, Inc., 10222 Barnes Canyon Road, Bldg. #2, San Diego, California 92121. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Entities affiliated Vivo Capital (1)	3,375,169	13.9%
FMR LLC (2)	2,938,539	12.1%
Entities affiliated with Versant Ventures (3)	2,876,688	11.9%
Entities affiliated with 5AM Ventures (4)	2,612,286	10.8%
Perceptive Life Sciences Master Fund, Ltd. (5)	2,587,953	10.7%
OrbiMed Private Investments VI, LP (6)	1,914,282	7.9%
Entities affiliated with RA Capital Management, LLC (7)	1,875,209	7.7%
Named Executive Officers and Directors
R. Scott Struthers, Ph.D. (8)	1,374,995	5.6%
Marc Wilson (9)	139,483	* %
Alan Krasner, M.D. (10)	48,778	*
Jack B. Nielsen, M.Sc. (1)	—	*
Mason Freeman, M.D. (2)(11)	49,011	*
Matthew K. Fust (12)	60,028	*
Stephen Kaldor, Ph.D. (13)	64,208	*
Weston Nichols, Ph.D. (5)	—	*
Wendell Wierenga, Ph.D. (14)	93,513	*
All current directors and named executive officers as a group (9 persons) (15)	1,830,016	7.4%

*	Less than 1%.

(1)

Consists of (1) 2,732,730 shares of common stock held by Vivo Capital Fund VIII, L.P., or Vivo Capital, (2) 377,355 shares of common stock held by Vivo Capital Surplus Fund VIII, L.P., or Vivo Surplus, (3) 210,373 shares of common stock held by Vivo Opportunity Fund, L.P., or Vivo Opportunity Fund, and (4) 54,711 shares of common stock held by Vivo Capital LLC, including 7,979 shares of common stock subject to repurchase by us. Vivo Capital VIII, LLC is the general partner of both Vivo Capital and Vivo Capital Surplus. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund. Vivo Capital LLC is the management company of Vivo Capital VIII, LLC and Vivo Opportunity, LLC. The voting members of each of Vivo Capital LLC are Frank Kung, Albert Cha, Edgar Engleman, Chen Yu and Shan Fu, none of whom has individual voting or investment power with respect to these shares. Jack B. Nielsen, M.Sc., a member of our board of directors, is a Managing Director at Vivo Capital LLC. Each of the above-listed individuals disclaims beneficial ownership of such shares. The address for Vivo Capital VIII, LLC and Vivo Capital LLC is 192 Lytton Avenue, Palo Alto, California 94301. Information regarding these shares is based in part on the Schedule 13G filed by Vivo Capital VIII, LLC, Vivo Opportunity, LLC and Vivo Capital LLC on July 26, 2018.

(2)

Consists of 2,938,539 shares of common stock. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The address for each of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210. Information regarding these shares is based on the Schedule 13G/A filed by FMR LLC and Abigail P. Johnson on February 13, 2019.

(3)

Consists of (1) 2,524,456 shares of common stock held by Versant Venture Capital V, L.P., or VVC V, (2) 75,949 shares of common stock held by Versant Affiliates Fund V, L.P., or VAF V, (3) 84,161 shares of common stock held by Versant Ophthalmic Affiliates Fund I, L.P., or VOA, and (4) 192,122 shares of common stock held by Versant Venture Capital V (Canada) LP, or VVC CAN. Versant Ventures V, LLC, or VV V, is the sole general partner of VOA, VAF V and VVC V and owns no shares directly. Versant Ventures V GP-GP (Canada), Inc. or VV V CAN GP, is the sole general partner of Versant Ventures V (Canada), L.P., or VV V CAN, which serves as the sole general partner of VVC CAN and owns no shares directly. Samuel D. Colella, William J. Link, Bradley Bolzon, Ph.D., Robin L. Praeger, Kirk G. Nielson and Thomas Woiwode, Ph.D. are managing directors of VV V and directors of VV V CAN GP and share voting and dispositive power over the shares held by VOA, VAF V, VVC V and VVC CAN. The address for each of the Versant Ventures entities is One Sansome Street, Suite 3630, San Francisco, CA 94104. Information regarding these shares is based in part on the Schedule 13G filed by VVC V, VV V, VAF V, VOA, VVC CAN and VV V CAN GP on February 14, 2019.

(4)

Consists of (1) 2,507,797 shares of common stock held by 5AM Ventures IV, L.P. and (2) 104,489 shares of common stock held by 5AM Co-Investors IV, L.P. Dr. John D. Diekman, Andrew Schwab, and Dr. Scott M. Rocklage are managing members of 5AM Partners IV, LLC, the sole general partner of 5AM Ventures IV, L.P. and 5AM Co-Investors IV, L.P., and as such, share voting and investment authority over the shares held by 5AM Ventures IV, L.P. and 5AM Co-Investors IV, L.P. Mason Freeman, M.D., a member of our board of directors, is a venture partner at 5AM Venture Management, LLC, which is an affiliate of 5AM Partners IV, LLC. The address of 5AM Ventures is 501 2nd Street, Suite 350, San Francisco, CA 94107.  Information regarding these shares is based in part on the Schedule 13G filed by 5AM Ventures IV, L.P., 5AM Co-Investors IV, L.P., 5AM Partners IV, LLC, Dr. John D. Diekman, Andrew J. Schwab, and Dr. Scott M. Rocklage on July 30, 2018.

(5)

Consists of 2,587,953 shares of common stock. Perceptive Advisors LLC serves as the investment advisor to Perceptive Life Sciences Master Fund, Ltd., and Joseph Edelman is the managing member of Perceptive Advisors LLC. Weston Nichols, Ph.D., a member of our board of directors, is an analyst at Perceptive Advisors LLC. The principal business address of these persons and entities is 51 Astor Place, 10th Floor, New York, NY 10003. Information regarding these shares is based on the Schedule 13D/A filed by Perceptive Advisors LLC, Joseph Edelman and Perceptive Life Sciences Master Fund, Ltd. on August 28, 2018.

(6)

Consists of 1,914,282 shares of common stock. OrbiMed Capital GP VI LLC, or GP VI, is the sole general partner of OrbiMed Private Investments VI, LP, or OPI VI. OrbiMed Advisors LLC, or Advisors, is an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E) under the Securities Exchange Act of 1934, as amended, and is the Managing Member of GP VI. As a result, Advisors and GP VI share the power to direct the vote and the disposition of the Shares held of record by OPI VI. Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein.  On the basis of these relationships, GP VI and Advisors may be deemed to share beneficial ownership of the Shares held by OPI VI. The address of these entities is 601 Lexington Avenue, 54th floor, New York, New York 10022. Information regarding these shares is based on the Schedule 13G filed by OrbiMed Capital GP VI LLC and OrbiMed Advisors LLC on July 30, 2018.

(7)

RA Capital Management, LLC, or RA Capital, is the general partner of RA Capital Healthcare Fund, L.P., or the Fund, which owns 1,529,269 shares of our common stock, and serves as investment adviser for a separately managed account, or the Account, which owns 345,940 shares of our common stock. Dr. Kolchinsky is the manager of RA Capital. As the investment adviser to the Fund and the Account, RA Capital may be deemed a beneficial owner, for purposes of Section 13(d) of the Securities Exchange Act of 1934, of any securities of ours owned by the Fund or the Account. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the shares of our common stock.  Because the Fund has divested itself of voting and investment power over the reported securities, the Fund disclaims beneficial ownership of the reported securities for purposes of Section 13(d) of the Act and therefore disclaims any obligation to report ownership of the reported securities under Section 13(d) of the Act. As the manager of RA Capital, Dr. Kolchinsky may be deemed a beneficial owner, for purposes of Section 13(d) of the Act, of any securities of ours beneficially owned by RA Capital. RA Capital and Dr. Kolchinsky disclaim beneficial ownership of the securities other than for the purpose of determining their obligations under Section 13(d) of the Act.

(8)

Includes 1,215,805 shares of common stock and 159,190 shares of common stock underlying options held by Dr. Struthers that are exercisable as of April 24, 2019 or that will become exercisable within 60 days after such date.

(9)

Includes 57,321 shares of common stock, including 38,399 shares subject to repurchase by us, and 82,162 shares of common stock underlying options held by Mr. Wilson that are exercisable as of April 24, 2019 or that will become exercisable within 60 days after such date.

(10)

Includes 3,470 shares of common stock and 45,308 shares of common stock underlying options held by Dr. Krasner that are exercisable as of April 24, 2019 or that will become exercisable within 60 days after such date.

(11)	Includes 49,011 shares of common stock underlying options held by Dr. Freeman that are exercisable as of June April 24, 2019 or that will become exercisable within 60 days after such date.
(12)

Includes 12,536 shares of common stock and 47,492 shares of common stock underlying options held by Mr. Fust that are exercisable as of April 24, 2019 or that will become exercisable within 60 days after such date.

(13)	Includes 64,208 shares of common stock underlying options held by Dr. Kaldor that are exercisable as of April 24, 2019 or that will become exercisable within 60 days after such date.
(14)

Includes 74,517 shares of common stock, including 8,707 shares of common stock subject to repurchase by us, and 18,996 shares of common stock underlying options held by Dr. Wierenga that are exercisable as of April 24, 2019 or that will become exercisable within 60 days after such date.

(15)

Consists of shares of common stock and shares of common stock issuable upon exercise of outstanding options which are exercisable as of April 24, 2019 or that will become exercisable within 60 days after such date, as set forth in previous footnotes.

EXECUTIVE OFFICERS

Our Executive Officers

The following table sets forth the name, age and position of each of our executive officers and key employees as of April 24, 2019.

Name	Age	Position
Executive Officers
R. Scott Struthers, Ph.D.	57	President, Chief Executive Officer and Director
Marc Wilson	40	Chief Financial Officer
Alan Krasner, M.D.	55	Chief Medical Officer

Executive Officers

The biography of R. Scott Struthers, Ph.D. can be found under “Proposal 1—Election of Directors.”

Marc Wilson has served as our Chief Financial Officer since January 2018. Prior to Crinetics, Mr. Wilson was Vice President of Finance and Accounting and Chief Accounting Officer at Cidara Therapeutics, Inc., a publicly-traded biotechnology company, from September 2014 to January 2018. Prior to Cidara, from October 2010 to August 2014, Mr. Wilson was Director of Accounting and Controller at Trius Therapeutics, a biopharmaceutical company, until its acquisition by Cubist Pharmaceuticals. Prior to Trius, Mr. Wilson worked at Neurocrine Biosciences, Inc. from 2007 to 2010. Mr. Wilson began his career in 2001 with PricewaterhouseCoopers LLP and is a certified public accountant. Mr. Wilson earned a bachelor’s degree in Economics and Accounting from the College of the Holy Cross.

Alan Krasner, M.D. has served as our Chief Medical Officer since June 2018. From December 2015 to June 2018, Dr. Krasner served as Global Clinical Development Lead at Shire plc, a global biotechnology company focused on the treatment of rare diseases. Before joining Shire, Dr. Krasner served from May 2008 to November 2015 as Chief Medical Officer for Biodel Inc., a specialty biopharmaceutical company focused on the treatment of diabetes. Prior to Biodel, from 2002 to 2008, Dr. Krasner served as Director in the Department of Clinical Research Metabolic Diseases at Pfizer Global Research and Development, where he was responsible for the design, execution, clinical analysis, and reporting of multiple, global clinical trials supporting registration of late stage drug candidates. Dr. Krasner served as a consulting physician at the Joslin Diabetes and Endocrinology Center of the Lawrence and Memorial Hospital in New London, Connecticut until July 2017. Dr. Krasner holds a B.S. from the Medical Education Honors Program at Northwestern University and a M.D. from Northwestern University Medical School. He completed his residency at Johns Hopkins Hospital in internal medicine and subsequently completed his fellowship at Johns Hopkins Hospital in endocrinology and metabolism.

Executive Compensation and Other Information

Overview

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary compensation table” below. For 2018, our “named executive officers” are R. Scott Struthers, our President and Chief Executive Officer, Marc Wilson, our Chief Financial Officer, and Alan Krasner, M.D., our Chief Medical Officer.  Mr. Wilson commenced employment in January 2018 and Dr. Krasner commenced employment in June 2018.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the closing of this offering may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our named executive officer for services rendered during the years ended December 31, 2018 and, with respect to Dr. Struthers, December 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards($)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
R. Scott Struthers	2018	409,913	110,800	(1)	—	2,257,637	259,875	3,210	(5)	3,041,435
	2017	350,000	29,000	(1)	—	—	—	6,322	(5)	385,322
Marc. S. Wilson	2018	272,466	25,000	(2)	—	612,229	120,278	1,000	(6)	1,030,973
Alan Krasner	2018	188,920	—		—	1,243,951	75,514	63,575	(7)	1,571,960

(1)	Reflects the discretionary cash bonuses paid to Dr. Struthers in February 2018 and September 2017.
(2)	Reflects the sign-on bonus paid to Mr. Wilson in January 2018.
(3)

The amounts are valued based on the aggregate grant date fair value of the option award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 9 to our consolidated financial statements in our Annual Report on Form 10‑K for the year ended December 31, 2018 filed with the SEC on March 13, 2019, for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, a named executive officer realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the named executive officer's continued employment or service.

(4)

This column reflects the annual bonuses paid to our named executive officers for 2018. The annual bonuses for Mr. Wilson and Dr. Krasner were prorated to reflect the portion of 2018 they were employed by us.

(5)	Includes the value of health insurance premiums and life insurance premiums paid by us during 2018 and 2017 on behalf of Dr. Struthers.
(6)	Amount represents the payment of a health insurance rebate to Mr. Wilson who did not enroll in the Company’s group health insurance plan.
(7)	Includes relocation benefits of $48,542 and associated tax gross up of $15,033 paid by us to Dr. Krasner.

Narrative Disclosure to Summary Compensation Table

Annual Base Salary

The compensation of our executive officers is generally determined and approved at the beginning of each year or, if later, in connection with the commencement of employment of the executive, by our board of directors or the compensation committee.

Prior to the completion of our initial public offering, Dr. Struthers’ 2018 base salary was $350,000 and Mr. Wilson's 2018 base salary was $255,000. Effective upon the consummation of our initial public offering, Dr. Struthers’ annual base salary was automatically increased to $495,000 and Mr. Wilson’s annual base salary was automatically increased to $330,000.

In connection with his commencement of employment in June 2018, our compensation committee established Dr. Krasner's initial base salary at $375,000.

In March 2019, the compensation committee, after consultation with its independent compensation consultant, determined to increase the base salaries of the named executive officers, effective March 1, 2019, as follows:  Dr. Struthers, $526,300; Mr. Wilson, $355,200; and Dr. Krasner, $412,300.

Bonus Compensation

Each named executive officer is also eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our board of directors.

Bonuses are set based on the executive’s base salary as of the end of the bonus year and are expected to be paid out in the first quarter of the following year. The target levels for executive bonuses for 2018 were as follows: 50% of base salary for Mr. Struthers and 35% of base salary for Mr. Wilson and Dr. Krasner (whose bonuses were prorated for 2018 to reflect the portion of 2018 during which they were employed by us).  All of our named executive officers' bonuses are tied to achievement of corporate objectives.

At the beginning of each year, the board of directors (considering the recommendations of the compensation committee and management) sets corporate goals and milestones for the year. These goals and milestones and the proportional emphasis placed on each are set by the board of directors after considering management input and our overall strategic objectives. These goals generally relate to factors such as financial targets, achievement of product development objectives and establishment of new collaborative arrangements. The board of directors, upon recommendation of the compensation committee, determines the level of achievement of the corporate goals for each year.

All final bonus payments to our named executive officers are determined by our compensation committee. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on the achievement of corporate objectives and may also vary based on other factors at the discretion of the compensation committee.

For 2018, corporate objectives fell into the following three categories: clinical development of CRN00808 (40%); pipeline expansion (30%); and general corporate performance, including completion of financings and our initial public offering (30%).

In evaluating management’s performance against our 2018 corporate goals, our compensation committee determined to award a corporate achievement level of 105% relative to those goals. Both qualitative and quantitative guidelines were established for purposes of evaluating performance relative to the corporate objectives during 2018. These performance objectives were used as a guide by the compensation committee in subjectively determining overall corporate performance as they represented those areas in which the named executive officers and our employees generally were expected to focus their efforts. In coming to its final determination regarding the overall corporate achievement percentage, our compensation committee awarded 100% credit for corporate performance relative to the first objective, noting that significant progress was achieved in the clinical development of CRN00808. With respect to the second objective, our compensation committee awarded 83% credit, noting significant progress was achieved in the preclinical development of CRN01941 and our Cushing’s Disease programs. With respect to the third objective, our compensation committee awarded 133% credit, noting the successful completion of our initial public offering.

The annual performance bonuses paid to our named executive officers for 2018 are set forth in the “Summary Compensation Table” below.

Equity-Based Incentive Awards

We grant equity incentive awards under the terms of our 2018 Incentive Award Plan, or the 2018 Plan. Prior to the adoption of the 2018 Plan, we granted awards under our 2015 Stock Incentive Plan, or the 2015 Plan, or on a stand-alone basis and not pursuant to any formal plan. Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our named executive officers. The board of directors is responsible for approving equity grants to our executives.

On January 25, 2018, we granted stock options to purchase 111,702 shares of our common stock under the 2015 Plan to Mr. Wilson in connection with his commencement of employment. The options were granted with an exercise price equal to $1.45 per share, which represented the fair market value per share on the date of grant, as determined by our board of directors and an independent third-party valuation. The stock options vest over a period of four years, with 25% of the options vesting on the first anniversary of Mr. Wilson's commencement of employment, and the remainder vesting in equal monthly installments over the three years thereafter, subject to Mr. Wilson's continuous service through each vesting date. The stock options have a term of ten years from the date of grant. The stock options were immediately exercisable for restricted shares of our common stock, and Mr. Wilson early exercised 55,851 of the stock options in 2018 in exchange for restricted shares that vest on the foregoing schedule.

On March 17, 2018, we granted stock options to purchase 182,370 shares of our common stock under the 2015 Plan to Dr. Struthers. The options were granted with an exercise price equal to $1.91 per share, which represented the fair market value per share on the date of grant, as determined by our board of directors and an independent third-party valuation. The stock options vest over a period of four years from the date of grant in equal monthly installments subject to Dr. Struthers’ continuous service through each vesting date. The stock options have a term of ten years from the date of grant.

On May 25, 2018, we granted stock options to purchase 364,741 shares of our common stock to Dr. Struthers and 91,185 shares of our common stock to Mr. Wilson. Both awards were made under the 2015 Plan. The options were granted with an exercise price equal to $9.28 per share, which represented the fair market value per share on the date of grant, as determined by our board of directors and an independent third-party valuation. The stock options vest over a period of four years from the date of grant in equal monthly installments subject to the holders’ continuous service through each vesting date; provided that, one-half of the stock options were subject to the further condition that they could not be exercised until the occurrence of our initial public offering and, in the event our initial public offering did not occur prior to the first anniversary of the date of grant, such portion of the stock options would be automatically forfeited. The stock options have a term of ten years from the date of grant.

On June 16, 2018, we granted stock options to purchase 167,173 shares of our common stock under the 2015 Plan to Dr. Krasner in connection with his commencement of employment. The options were granted with an exercise price equal to $12.01 per share, which represented the fair market value per share on the date of grant, as determined by our board of directors and an independent third-party valuation. The stock options vest over a period of four years, with 25% of the options vesting on the first anniversary of Dr. Krasner’s commencement of employment, and the remainder vesting in equal monthly installments over the three years thereafter, subject to Dr. Krasner’s continuous service through each vesting date. The stock options have a term of ten years from the date of grant.

For a description of the accelerated vesting applicable to the stock options granted to our executive officers, see “Employment Agreements with Our Executive Officers” and "Other Elements of Compensation--Change in Control Benefits" below.

Employment Agreements with Our Executive Officers

Below are written descriptions of our employment agreements with each of our executive officers. Each of our executive officers’ employment is “at will” and may be terminated at any time.

Employment Agreement with Dr. Struthers

We entered into an employment agreement with Dr. Struthers in October 2015, setting forth the terms of his employment as our President and Chief Executive Officer. We amended and restated the employment agreement with Dr. Struthers on May 25, 2018. Pursuant to the agreement, Dr. Struthers is entitled to an annual base salary of $350,000, which amount is subject to annual review by and at the sole discretion of our compensation committee of the board of directors or its designee. Effective upon the consummation of our initial public offering, Dr. Struthers’ annual base salary was automatically increased to $495,000. Dr. Struthers is also eligible to participate in any bonus plan maintained by the company for our senior executives and his target bonus for 2018 was 50% of his annual base salary. Dr. Struthers’ target bonus was increased to 55% of his annual base salary for 2019.

Pursuant to his employment agreement, if we terminate Dr. Struthers’ employment other than for cause (as defined below) or Dr. Struthers terminates his employment for good reason (as defined below), he is entitled to the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the company and his continued compliance with the restrictive covenants set forth in his employment agreement: (1) his fully earned but unpaid base salary and accrued and unused paid time off, or PTO, through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a payment equal to 12 months of his then-current base salary, payable in a lump sum payment 60 days following the termination date; (3) payment for continued health plan coverage for up to 12 months following the date of termination or, if earlier, up to the date Dr. Struthers’ becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) if such termination occurs prior to a change in control (as defined below), automatic acceleration of the vesting and exercisability of his unvested stock awards as to the number of stock awards that would vest over the 12-month period following the date of termination.

If Dr. Struthers’ employment is terminated by us other than for cause or by Dr. Struthers for good reason within 12 months after a change in control, in lieu of the severance benefits described above, he is entitled to the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the company and his continued compliance with the restrictive covenants set forth in his employment agreement: (1) his fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a payment equal to 18 months of his then-current base salary, payable in a lump sum payment 60 days following the termination date; (3) payment for continued health plan coverage for up to 18 months following the date of termination or, if earlier, up to the date Dr. Struthers’ becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) a payment equal to Dr. Struthers’ then-current target annual bonus opportunity, payable in a lump sum payment 60 days following the date of termination.

In addition, in the event of a change in control and subject to Dr. Struthers’ timely execution and non-revocation of a general release of claims in favor of the company, 100% of Dr. Struthers’ outstanding unvested stock awards shall be automatically accelerated on the first to occur of (1) Dr. Struthers’ termination by us without cause or by Dr. Struthers for good reason after a change in control or (2) the first anniversary of the closing of such change in control.

In addition, in the event of Dr. Struthers’ termination of employment by reason of his death or permanent disability, and subject to Dr. Struthers’ (or his estate’s) timely execution and non-revocation of a general release of claims in favor of the company, 100% of Dr. Struthers’ outstanding unvested stock awards shall be automatically accelerated on the date of termination.

In the event we terminate Dr. Struthers’ employment for cause, he terminates his employment without good reason, or upon his death or permanent disability, he is entitled to receive only his fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled.

Employment Agreement with Marc Wilson

We entered into an employment agreement with Mr. Wilson in January 2018, setting forth the terms of his employment as our Chief Financial Officer. We amended and restated the employment agreement with Mr. Wilson on May 22, 2018. Pursuant to the agreement, Mr. Wilson is entitled to an annual base salary of $255,000, which amount is subject to annual review by and at the sole discretion of our compensation committee of the board of directors or its designee. Effective upon the consummation of our initial public offering, Mr. Wilson’s annual base salary was automatically increased to $330,000. Mr. Wilson is also eligible to participate in any bonus plan maintained by us for our senior executives and his target bonus for 2018 was 35% of his annual base salary, pro-rated for his partial year of service for 2018. Mr. Wilson's target bonus was increased to 40% of his annual base salary for 2019.

Pursuant to his employment agreement, if Mr. Wilson’s employment is terminated by us other than for cause (as defined below) or by Mr. Wilson for good reason (as defined below), he is entitled to the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the company and his continued compliance with the restrictive covenants set forth in his employment agreement: (1) his fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a payment equal to 9 months of his then-current base salary, payable in a lump sum payment 60 days following the termination date; (3) payment for continued health plan coverage for up to 9 months following the date of termination or, if earlier, up to the date Mr. Wilson becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) if such termination occurs prior to a change in control (as defined below), automatic acceleration of the vesting and exercisability of his unvested stock awards as to the number of stock awards that would vest over the 9-month period following the date of termination.

If Mr. Wilson’s employment is terminated by us other than for cause or by Mr. Wilson for good reason within 12 months after a change in control, in lieu of the severance benefits described above, he is entitled to the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the company and his continued compliance with the restrictive covenants set forth in his employment agreement: (1) his fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a payment equal to 12 months of his then-current base salary, payable in a lump sum payment 60 days following the termination date; (3) payment for continued health plan coverage for up to 12 months following the date of termination or, if earlier, up to the date Mr. Wilson becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) a payment equal to Mr. Wilson’s then-current target annual bonus opportunity, payable in a lump sum payment 60 days following the date of termination.

In addition, in the event of a change in control and subject to Mr. Wilson’s timely execution and non-revocation of a general release of claims in favor of the company, 100% of Mr. Wilson’s outstanding unvested stock awards shall be automatically accelerated on the first to occur of (1) Mr. Wilson’s termination by us without cause or by Mr. Wilson for good reason after a change in control or (2) the first anniversary of the closing of such change in control.

In addition, in the event of Mr. Wilson’s termination of employment by reason of his death or permanent disability, and subject to Mr. Wilson’s (or his estate’s) timely execution and non-revocation of a general release of claims in favor of the company and, in the case of his permanent disability, his continued compliance with the restrictive covenants set forth in his employment agreement, 100% of Mr. Wilson’s outstanding unvested stock awards shall be automatically accelerated on the date of termination.

In the event we terminate Mr. Wilson’s employment for cause, he terminates his employment without good reason, or upon his death or permanent disability, he is entitled to receive only his fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled.

Employment Agreement with Alan Krasner, M.D.

We entered into an employment agreement with Dr. Krasner in June 2018, setting forth the terms of his employment as our Chief Medical Officer. Pursuant to the agreement, Dr. Krasner is entitled to an annual base salary of $375,000, which amount is subject to annual review by and at the sole discretion of our compensation committee of the board of directors or its designee. Dr. Krasner is also eligible to participate in any bonus plan maintained by us for our senior executives and his target bonus for 2018 was 35% of his annual base salary, pro-rated for his partial year of service for 2018. Dr. Krasner's target bonus was increased to 40% of his annual base salary for 2019.

Pursuant to his employment agreement, if Dr. Krasner’s employment is terminated by us other than for cause (as defined below) or by Dr. Krasner for good reason (as defined below), he is entitled to the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the company and his continued compliance with the restrictive covenants set forth in his employment agreement: (1) his fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a payment equal to 9 months of his then-current base salary, payable in a lump sum payment 60 days following the termination date; (3) payment for continued health plan coverage for up to 9 months following the date of termination or, if earlier, up to the date Dr. Krasner becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) if such termination occurs prior to a change in control (as defined below), automatic acceleration of the vesting and exercisability of his unvested stock awards as to the number of stock awards that would vest over the 9-month period following the date of termination.

If Dr. Krasner’s employment is terminated by us other than for cause or by Dr. Krasner for good reason within 12 months after a change in control, in lieu of the severance benefits described above, he is entitled to the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the company and his continued compliance with the restrictive covenants set forth in his employment agreement: (1) his fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a payment equal to 12 months of his then-current base salary, payable in a lump sum payment 60 days following the termination date; (3) payment for continued health plan coverage for up to 12 months following the date of termination or, if earlier, up to the date Dr. Krasner becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) a payment equal to Dr. Krasner’s then-current target annual bonus opportunity, payable in a lump sum payment 60 days following the date of termination.

In addition, in the event of a change in control and subject to Dr. Krasner’s timely execution and non-revocation of a general release of claims in favor of the company, 100% of Dr. Krasner’s outstanding unvested stock awards shall be automatically accelerated on the first to occur of (1) Dr. Krasner’s termination by us without cause or by Dr. Krasner for good reason after a change in control or (2) the first anniversary of the closing of such change in control.

In addition, in the event of Dr. Krasner’s termination of employment by reason of his death or permanent disability, and subject to Dr. Krasner’s (or his estate’s) timely execution and non-revocation of a general release of claims in favor of the company and, in the case of his permanent disability, his continued compliance with the restrictive covenants set forth in his employment agreement, 100% of Dr. Krasner’s outstanding unvested stock awards shall be automatically accelerated on the date of termination.

In the event we terminate Dr. Krasner’s employment for cause, he terminates his employment without good reason, or upon his death or permanent disability, he is entitled to receive only his fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled.

Defined Terms Applicable to Executive Employment Arrangements

For purposes of the executive employment agreements, “cause” means any of the following: (1) the commission of an act of fraud, embezzlement or dishonesty, or the commission of some other illegal act, that causes material harm to us or any successor or affiliate; (2) conviction of, or plea of “guilty” or “no contest” to, a felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (3) any intentional unauthorized use or disclosure of our confidential information or trade secrets; (4) gross negligence, insubordination or material violation of any duty of loyalty to us or any successor or affiliate, or any other material misconduct; (5) ongoing and repeated failure or refusal to perform or neglect of duties, which failure, refusal or neglect continues for 15 days following receipt of written notice from the board of directors (or in the case of Mr. Wilson or Dr. Krasner, our CEO) stating with specificity the nature of such failure, refusal or neglect; or (6) intentional, material breach of any company policy or any contract or agreement between the executive and us.

For purposes of the executive employment agreements, “change in control” means an “acquisition” or “asset transfer,” as such terms are defined in our amended and restated certificate of incorporation as may be amended from time to time. However, after the consummation of our initial public offering, for purposes of the executive employment agreements, “change in control” will have the same meaning given to such term in our 2018 Plan, as described below.

For purposes of the executive employment agreements, “good reason” means the occurrence of any of the following events or conditions without the executive’s written consent: (1) a material diminution in authority, duties or responsibilities; (2) a material diminution in base compensation, unless such a reduction is imposed across-the-board to our senior management; (3) a material change in the geographic location at which the executive must perform his or her duties; or (4) any other action or inaction that constitutes a material breach by us or any successor or affiliate of our obligations under the employment agreement. The executive must provide written notice to us of the occurrence of any of the foregoing events or conditions within 60 days of the occurrence of such event and we will have a period of 30 days to cure such event or condition after receipt of such notice. An executive’s separation from service by reason of resignation for good reason must occur within 30 days following the expiration of the foregoing 30-day cure period.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our named executive officers that remained outstanding as of December 31, 2018.

		Option Awards						Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
R. Scott Struthers	3/17/2018	34,194	(2)	148,176		1.91	3/16/2028	—		—
	5/25/2018	53,191	(2)	311,550		9.28	5/24/2028	—		—
Marc Wilson	1/25/2018	55,851	(3)	—		1.45	1/24/2028	55,851	(3)	1,674,971
	5/25/2018	13,297	(2)	77,888		9.28	5/24/2028	—		—
Alan Krasner	6/16/2018	—		167,173	(4)	12.01	6/15/2028	—		—

(1)	The market value was computed using $29.99 per share, which is the closing price per share of our common stock on December 31, 2018, the last trading day of 2018.

(2)

The stock options vest over a period of four years from the date of grant in equal monthly installments, subject to the executive's continuous service through each vesting date. The stock options have a term of ten years from the date of grant. The stock options will be subject to accelerated vesting pursuant to the employment agreements with each executive and our 2015 Plan, as described elsewhere in this "Executive Compensation" section.

(3)

The stock option vests over a period of four years, with 25% of the options vesting on the first anniversary of Mr. Wilson's commencement of employment, and the remainder vesting in equal monthly installments over the three years thereafter, subject to Mr. Wilson's continuous service through each vesting date. The stock options have a term of ten years from the date of grant. The stock options were immediately exercisable for restricted shares of our common stock, and Mr. Wilson early exercised 55,851 of the stock options in 2018 in exchange for restricted shares that vest on the foregoing schedule, which restricted shares are reflected in the column entitled "Number of Shares or Units of Stock That Have Not Vested" column above.  The stock options and restricted shares will be subject to accelerated vesting pursuant to the employment agreement with Mr. Wilson and our 2015 Plan, as described elsewhere in this "Executive Compensation" section.

(4)

The stock options vest over a period of four years, with 25% of the options vesting on the first anniversary of Dr. Krasner’s commencement of employment, and the remainder vesting in equal monthly installments over the three years thereafter, subject to Dr. Krasner’s continuous service through each vesting date. The stock options have a term of ten years from the date of grant. The stock options will be subject to accelerated vesting pursuant to the employment agreement with Dr. Krasner and our 2015 Plan, as described elsewhere in this "Executive Compensation" section.

Other Elements of Compensation

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the generally on same basis as all of our other employees. Prior to the completion of our initial public offering in July 2018, however, we did pay all of the health insurance premiums for Dr. Struthers and his spouse. We provide a 401(k) plan to our employees, including our current named executive officers, as discussed in the section below entitled “401(k) plan.” We also pay the premiums for term life insurance and disability insurance for all of our employees, including our executive officers. Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

We generally do not provide other perquisites or personal benefits to our named executive officers, except in limited circumstances. We do occasionally provide relocation assistance and reimbursement for our employees in connection with their employment by us. Pursuant to our employment agreement with Dr. Krasner, we have agreed to reimburse him for the costs he has incurred in connection with relocation to San Diego, California.

401(k) Plan

We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. The 401(k) plan provides that each participant may make pre-tax deferrals from his or her compensation up to the statutory limit, which is $18,500 for calendar year 2018, and other testing limits. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2018 may be up to an additional $6,000 above the statutory limit. Although the 401(k) plan provides for discretionary matching and profit-sharing contributions, we currently do not make either type of contribution to the 401(k) plan. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our board of directors may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Change in Control Benefits

Our executive officers may become entitled to certain benefits or enhanced benefits in connection with a change in control of our company. Each of our executive officers’ employment agreements entitles them to accelerated vesting of all outstanding equity awards, as well as certain other benefits, upon a qualifying termination and in connection with a change in control of our company. For additional discussion, please see “Employment agreements with our executive officers” above.

In the event of a change in control where the acquirer does not assume awards granted under the 2015 Plan or the 2018 Plan, awards issued under these plans shall be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable, and which may be subject to such terms and conditions as apply generally to holders of common stock under the change in control documents.

Equity Compensation Plan Information

The following table summarizes securities available under our equity compensation plans as of December 31, 2018 (in thousands, except per share data).

	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted average per share exercise price of outstanding options, warrants and rights	(C) Number of Securities remaining available under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders:
2015 Stock Incentive Plan	2,202,917	$5.36	—
2018 Incentive Award Plan	136,240	$23.22	1,855,396
2018 Employee Stock Purchase Plan	—	—	230,461	(1)
Total equity compensation plans approved by security holders	2,339,157	$6.40	2,085,857
Equity compensation plans not approved by security holders	—	—	—

(1)

With respect to the 2018 Employee Stock Purchase Plan, represents 230,461 shares available for issuance under such plan as of December 31, 2018, all of which were eligible to be purchased during the offering period in effect on such date.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below the transactions and series of similar transactions, since January 1, 2018, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•

any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock holders or any member of their immediate family had or will have a direct or indirect material interest.

Series B Preferred Stock Financing

In February 2018, we entered into a Series B preferred stock purchase agreement, pursuant to which we sold to investors in an initial closing and a subsequent closing in February and March 2018 in private placements an aggregate of 19,641,200 shares of our Series B convertible preferred stock at a purchase price of $3.233 per share, for an aggregate purchase price of approximately $63.5 million.

The following table sets forth the aggregate number of shares acquired by the listed directors, executive officers or holders of more than 5% of our capital stock, or their affiliates. Each share of preferred stock, including the shares identified in the following table, converted into shares of common stock at a ratio of 3.29-to-one immediately prior to the closing of our initial public offering.

Participants	Series B Convertible Preferred Stock
5% or Greater Stockholders(1)
Entities affiliated with 5AM Ventures(2)	1,546,551
Entities affiliated with Vivo Capital(3)	1,546,551
Entities affiliated with Versant Ventures(4)	1,546,551
Perceptive Life Sciences Master Fund, Ltd.(5)	6,186,205
OrbiMed Private Investments VI, LP	5,722,239

(1)	Additional details regarding these stockholders and their equity holdings are provided under “Security Ownership of Certain Beneficial Owners and Management.”
(2)

Represents securities acquired by 5AM Ventures IV, L.P. and 5AM Co-Investors IV, L.P. Mason Freeman, M.D., a member of our board of directors, is a venture partner at 5AM Venture Management, LLC, which is an affiliate of 5AM Partners IV, LLC.

(3)

Represents securities acquired by Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P.  Jack B. Nielsen, M.Sc., a member of our board of directors, is a Managing Director at Vivo Capital.

(4)	Represents securities acquired by Versant Venture Capital V, L.P., Versant Affiliates Fund V, L.P., Versant Ophthalmic Affiliates Fund I, L.P. and Versant Venture Capital V (Canada) LP.
(5)	Weston Nichols, Ph.D., a member of our board of directors, is an analyst at Perceptive Advisors, LLC, an affiliate of Perceptive Life Sciences Master Fund, Ltd.

Investors’ Rights Agreement

We entered into an investor rights agreement in October 2015, which was amended in February 2018, with the holders of our convertible preferred stock, including entities with which certain of our directors are affiliated. This agreement provides for certain rights relating to the registration of their shares of common stock that were issued upon conversion of their convertible preferred stock and certain additional covenants made by us. Except for the registration rights (including the related provisions pursuant to which we have agreed to indemnify the parties to the investor rights agreement), all rights under this agreement terminated upon closing of our IPO. The registration rights will terminate three years following the closing our IPO.

Voting Agreement

We entered into a voting agreement in October 2015, which was amended in February 2018, with certain of our stockholders, pursuant to which the following directors were each elected to serve as members on our board of directors and, as of the date of this proxy statement, continue to so serve: Drs. Freeman, Kaldor, Struthers, Nichols, and Wierenga and Messrs. Fust and Nielsen. Pursuant to the voting agreement, Dr. Struthers, as our Chief Executive Officer, was initially selected to serve on our board of directors as a representative of holders of our common stock, as designated by a majority of our common stockholders. Dr. Wierenga and Mr. Fust were initially selected to serve on our board of directors as representatives of holders of our common stock and preferred stock, as designated by a majority of our common and preferred stockholders, voting together as a single class. Drs. Freeman and Kaldor and Mr. Nielsen were initially selected to serve on our board of directors as representatives of holders of our Series A convertible preferred stock, as designated by 5AM Ventures, Versant Ventures and Vivo Capital, respectively. Dr. Nichols was initially selected to serve on our board of directors as a representative of holders of our Series B convertible preferred stock, as designated by Perceptive Life Sciences Master Fund, Ltd. Dr. Freeman has informed us that he does not intend to stand for reelection as a director at the annual meeting of stockholders.

The voting agreement terminated upon the closing of our IPO, and members previously elected to our board of directors pursuant to this agreement will continue to serve as directors until they resign, are removed or their successors are duly elected by holders of our common stock.

Participation in our Initial Public Offering

In July 2018, Alan Krasner, M.D. and entities affiliated with Vivo Capital, Perceptive Advisors and 5AM Ventures purchased $34,000, $3,400,000, $6,800,000 and $1,955,000 of shares of our common stock, respectively, in our IPO at the IPO price of $17.00 per share.

Director and Executive Officer Compensation

Please see “Proposal 1—Director Compensation” for additional information regarding compensation of our directors. Please see “Executive Compensation and Other Information” for additional information regarding compensation of our executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation and Other Information—Narrative Disclosure to Summary Compensation Table—Employment Agreements.”

Indemnification

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts. incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Stock Option Grants to Executive Officers and Directors

We have granted stock options to our executive officers and certain of our directors as more fully described in the section entitled “Executive Compensation and Other Information” and “Proposal 1—Director Compensation.”

Policies and Procedures Regarding Related Party Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2018, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2020, including nominations of any person for election to our board of directors, must be received by us no later than December 31, 2019, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for the 2019 annual meeting, in order to be included in our proxy statement and form of proxy card relating to that meeting, unless the date of the 2020 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2019 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of any person for election to our board of directors not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice that meets the requirements set forth in our amended and restated bylaws must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting.  Therefore, to be presented at our 2020 annual meeting of stockholders, such a proposal must be received by us no earlier than February 22, 2020 and no later than March 23, 2020.  However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the later of the close of business on the 90th calendar day prior to such annual meeting and the close of business on the tenth day following the day on which public disclosure of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2020 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

ANNUAL REPORT

Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2018, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Crinetics Pharmaceuticals, Inc., 10222 Barnes Canyon Road, Bldg. #2, San Diego, CA 92121, Attention: Corporate Secretary. The Company makes available free of charge on its website all of its filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These materials can be found at www.crinetics.com in the “Investors” section. Our Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Crinetics Pharmaceuticals, Inc., 10222 Barnes Canyon Road, Bldg. #2, San Diego, CA 92121, Attention: Corporate Secretary or by calling (858) 450-6464. We will promptly send additional copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other intermediary or sending a written request to Crinetics Pharmaceuticals, Inc. at the address above or by calling (858) 450-6464.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to vote via the Internet, by telephone or to complete, sign and return a completed proxy card as soon as possible.

By Order of the Board of Directors,

/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D.
President, Chief Executive Officer and Director

San Diego, California

April 29, 2019

proxy tabulator for crinetics pharmaceuticals, inc. p.o. box 8016 cary, nc 27512-9903 all votes submitted must be received by 7:59 a.m. (pacific time) on june 21, 2019. the undersigned hereby appoints r. scott struthers, ph.d. and marc j.s. wilson, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of crinetics pharmaceuticals, inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. the shares represented by this proxy will be voted as directed or, if no direction is given, shares will be voted for all nominees for director in proposal 1 and for proposal 2. mail or • mark, sign and date your proxy card/voting instruction form. • detach your proxy card/voting instruction form. • return your proxy card/voting instruction form in the postage-paid envelope provided. or go to www.proxypush.com/crnx • cast your vote online. • view meeting documents. • use any touch-tone telephone. • have your proxy card/voting instruction form ready. • follow the simple recorded instructions. 866-229-5833 internet telephone vote by: annual meeting of crinetics pharmaceuticals, inc. to be held on friday, june 21, 2019 for holders as of april 24, 2019 this proxy is being solicited on behalf of the board of directors please separate carefully at the perforation and return just this portion in the envelope provided. date: june 21, 2019 time: 8:00 a.m. (pacific time) place: crinetics pharmaceuticals, inc., 10222 barnes canyon road, bldg. 2, san diego, ca 92121 annual meeting of crinetics pharmaceuticals, inc. please sign here please date above please sign here please date above please sign exactly as your name(s) appears on your stock certificate. if held in joint tenancy, all persons should sign. trustees, administrators, etc., should include title and authority. corporations should provide full name of corporation and title of authorized officer signing the proxy. authorized signatures - this section must be completed for your instructions to be executed. for for 2: to consider and vote upon the ratification of the selection of bdo usa, llp as our independent registered public accounting firm for the fiscal year ending december 31, 2019. for for against abstain directors recommend withhold please make your marks like this: use dark black pencil or pen only 01 r. scott struthers, ph.d. 02 matthew k. fust the board of directors recommends a vote for the two nominees for director and for proposal 2. 1: election of class i directors for call

To attend the meeting and vote your shares in person, please mark this box. Proxy — Crinetics Pharmaceuticals, Inc. Annual Meeting of Stockholders Friday, June 21, 2019, 8:00 a.m. (Pacific Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints R. Scott Struthers, Ph.D. and Marc J.S. Wilson (the “Named Proxies”) and each of them as the true and lawful attorneys of the undersigned, with full power of substitution, to vote the shares of capital stock of Crinetics Pharmaceuticals, Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Crinetics Pharmaceuticals, Inc., 10222 Barnes Canyon Road, Bldg. 2, San Diego, CA 92121, on Friday, June 21, 2019 at 8:00 a.m. (Pacific Time) and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. To elect two directors to serve as Class I directors for a three-year term to expire at the 2022 annual meeting of stockholders; 2. To consider and vote upon the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and 3. To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof. The two directors up for re-election are: R. Scott Struthers, Ph.D. and Matthew K. Fust. The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” proposal 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. Please separate carefully at the perforation and return just this portion in the envelope provided.